Exhibit 23.1

Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement (Form S-1) of Startech Environmental Corporation of our report dated December 15, 2004, included in the October 31, 2004 Annual Report to the Shareholders of Startech Environmental Corporation.

                                                    /s/ Kostin Ruffkess & Company, LLC
                                                    Kostin Ruffkess & Company, LLC

            Farmington, Connecticut
            August 30, 2007